EXHIBIT 5

JOHN K. BAKER
W. CHRISTOPHER BARRIER
SHERRY P. BARTLEY
STEVE BAUMAN
R. T. BEARD, III
C. DOUGLAS BUFORD, JR.
FREDERICK K. CAMPBELL1
MICHELLE H. CAULEY
CHARLES B. CLIETT, JR.4
KEN COOK
DOAK FOSTER1
BYRON FREELAND
ALLAN GATES1
KATHLYN GRAVES
HAROLD W. HAMLIN
JEFFREY W. HATFIELD
L. KYLE HEFFLEY
DONALD H. HENRY
HERMANN IVESTER3
M. SAMUEL JONES III
JOHN ALAN LEWIS
WALTER E. MAY
LANCE R. MILLER
STUART P. MILLER
T. ARK MONROE, III1
ANNE S. PARKER
LYN P. PRUITT
CHRISTOPHER T. ROGERS
JOHN S. SELIG
LEIGH ANNE SHULTS
JEFFREY L. SINGLETON
DERRICK W. SMITH
STAN D. SMITH
MARCELLA J. TAYLOR
JEFFREY THOMAS1
NICHOLAS THOMPSON1
Law Offices
Mitchell, Williams,
Selig, Gates & Woodyard, p.l.l.c.
425 West Capitol Avenue, Suite 1800
Little Rock, Arkansas 72201-3525
Telephone 501-688-8800
Fax 501-688-8807

5414 Pinnacle Point Drive, Suite 500
Rogers, Arkansas 72758-8131
Telephone 479-464-5650
Fax 479-464-5680
WRITER’S DIRECT DIAL
501-688-8822
August 14, 2006
WILLIAM H.L. WOODYARD, III, P.A.
WALTER G. WRIGHT, JR.
5KYNDA ALMEFTY-HERNANDEZ
P. BENJAMIN COX
COURTNEY C. CROUCH, III
BRIAN HYNEMAN
SHAWN J. JOHNSON
MARGARET A. JOHNSTON
TONY JUNEAU
TAMLA J. LEWIS
LANEY GOSSETT MCCONNELL
P. DELANNA PADILLA
JENNIFER R. PIERCE
SHANNON SHORT SMITH
JEFFREY L. SPILLYARDS
6J. RYAN TREDWAY
OF COUNSEL
JOSEPH W. GELZINE
1H. MAURICE MITCHELL
JEAN D. STOCKBURGER
RICHARD A. WILLIAMS, P.A.
COUNSEL
1DAVID BOLING
JEFFREY H. DIXON
1 ALSO ADMITTED IN DISTRICT OF COLUMBIA
2 ALSO ADMITTED IN COLORADO
3 ALSO ADMITTED IN THE U.S. PATENT
AND TRADEMARK OFFICE
4 ALSO ADMITTED IN ARIZONA AND TEXAS
5 ALSO ADMITTED IN NEW YORK
6 ADMITTED IN TEXAS ONLY
ALL OTHERS ADMITTED IN ARKANSAS

Board of Directors
Home BancShares, Inc.
719 Harkrider, Suite 100
Conway, Arkansas 72032
Gentlemen:
     We are acting as counsel to Home BancShares, Inc., an Arkansas corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission pursuant to Rule 462(a) under the Securities Act of 1933, as amended, relating to the proposed public offering of up to 1,200,000 shares of the Company’s common stock, par value $0.01 per share, all of which shares (the “Shares”) may be issued by the Company pursuant to the Company’s 2006 Stock Option and Performance Incentive Plan (the “Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of the following documents:
     1. An executed copy of the Registration Statement.
     2. The Restated Articles of Incorporation of the Company, with all amendments thereto, as certified by the Secretary of State of the State of Arkansas on August 14, 2006, and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.
     3. The Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     Mitchell, Williams,
Selig, Gates & Woodyard, p.l.l.c.
Board of Directors
Home BancShares, Inc.
August 14, 2006

     4. A copy of the Plan.
     5. Resolutions of the Board of Directors of the Company adopted on March 13, 2006, and August 1, 2006, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the adoption of the Plan and arrangements in connection therewith and the Registration Statement.
     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     This opinion letter is based as to matters of law solely on the Arkansas Business Corporation Act of 1987, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.
     Based upon, subject to and limited by the foregoing, we are of the opinion that assuming receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.
     This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.
     We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/ Mitchell, Williams, Selig,
     Gates & Woodyard, P.L.L.C.
MITCHELL, WILLIAMS, SELIG,
GATES & WOODYARD, P.L.L.C.